Putnam Global Technology Fund, a series of Putnam Funds Trust
Period Ended 2/29/16
1. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of November 30, 2015 Incorporated by reference to PostEffective Amendment No. 222 to the Registrants Registration Statement filed on November 25, 2015.